                                            Registration Statement No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________
                                    FORM S-8
                             REGISTRATION STATEMENT

                                     Under
                           The Securities Act of 1933
                           Northern Trust Corporation
               (Exact name of issuer as specified in its charter)
        Delaware                                           36-2723087
(State of Incorporation)                       (IRS Employer Identification No.)
                50 South LaSalle Street, Chicago, Illinois 60675

                The Northern Trust Company Thrift-Incentive Plan
                              (Full Title of Plan)
                  Peter L. Rossiter, Executive Vice President
                  and General Counsel
                  50 South LaSalle Street
                  Chicago, Illinois 60675
                  (Name and Address of Agent for Service)
                  (312) 630-6000
____________________________________________________________________________
        (Telephone number, including area codes, of agents for service)
          Approximate Date of Commencement of Proposed Sale to Public:
                    From time to time in accordance with the
                      terms of this Registration Statement

                        CALCULATION OF REGISTRATION FEE

                                                            Proposed                  Proposed
                                                            Maximum                    Maximum
                                   Amount                   Offering                  Aggregate                Amount of
Title of Securities                To Be                   Price Per                   Offering               Registration
to be Registered                 Registered                  Share                      Price                     Fee
Common Stock,
$1.66 2/3 par value             1,076,310.4(1)            92.91(1)              $100,000,000(1)             $27,800(1)
(including associated Preferred Stock Purchase Rights)

Interests in the Plan                      (2)                   (2)                          (2)                    (2)

(1) These shares of Common Stock represent the additional number of shares of Common Stock with respect to which benefits may be granted under the Thrift-Incentive Plan. The shares are to be offered at prices not presently determinable. Pursuant to Rule 457(g), the offering price is estimated solely for the purpose of determining the registration fee and is based on the March 19, 1999 edition of The Wall Street Journal, which quoted Northern Trust Corporation Common Stock at $94.19 high and $91.63 low.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated herein by reference:

     (a) The Annual Report on Form 10-K of Northern Trust Corporation (the "Registrant") for the fiscal year ended December 31, 1998;

     (b) All other reports filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") since the end of the fiscal year referred to in (a) above;

     (c) The description of the Registrant's Common Stock contained in a registration statement filed pursuant to Section 12 of the 1934 Act, and any amendment or report filed for the purpose of updating such description, including Exhibit 99 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (d) The description of the Registrant's Rights Agreement dated as of October 17, 1989 filed with the Registrant's registration statement on Form 8-A dated October 27, 1989, as amended by First Amendment dated as of September 17, 1997 filed with the Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, Second Amendment dated as of November 18, 1997 filed with the Annual Report on Form 10-K for the fiscal year ended December 31, 1997, Third Amendment dated as of July 21, 1998 filed with the Registrant's Form 8-K dated July 24, 1998, Fourth Amendment dated as of November 18, 1998 filed with the Registrant's Form 8-K dated November 20, 1998, and Fifth Amendment dated as of February 16, 1999 filed with the Registrant's Form 8-K dated February 19, 1999; and

     (e) The description of the Registrant's Rights Agreement dated as of July 21, 1998 filed with the Registrant's registration statement on Form 8-A dated July 24, 1998, as amended by Amendment No. 1 dated as of November 18, 1998 filed with the Registrant's Form 8-K dated November 20, 1998 and Amendment No. 2 dated as of February 16, 1999 filed with the Registrant's Form 8-K dated February 19, 1999.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Peter L. Rossiter, Executive Vice President, General Counsel and Secretary of the Registrant, has furnished the opinion attached as Exhibit 5 to this registration statement with respect to the validity of the securities being registered hereunder. As of March 1, 1999, Mr. Rossiter owned 197,314 shares of Common Stock of the Registrant, which includes 177,920 shares issuable pursuant to stock options.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law and Article Eighth of the Corporation's Restated Certificate of Incorporation provide for indemnification of the Corporation's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The general effect of these provisions is to provide that the Corporation shall indemnify its directors and officers against all liabilities and expenses reasonably incurred in connection with the defense or settlement of any judicial or administrative proceedings in which they become involved by reason of their status as corporate directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor inconsistent with the best interests of the Corporation. With respect to legal proceedings by or in the right of the Corporation in which a director or officer is adjudged liable for improper performance of his duty to the Corporation, indemnification is limited by such provisions to that amount which is permitted by the court. In addition, the Corporation has purchased insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the 1933 Act.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this registration statement.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the l933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 23rd day of March, 1999.

                                       NORTHERN TRUST CORPORATION

                                       By   /s/ Peter L. Rossiter
                                         -----------------------------
                                       Peter L. Rossiter
                                       Executive Vice President
                                       and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 23rd day of March, 1999.

Signature                              Title

WILLIAM A. OSBORN*                     Chairman of the Board
------------------                     President, Chief Executive
William A. Osborn                      Officer and Director


PERRY R. PERO*                         Senior Executive Vice President
--------------                         and Chief Financial Officer
Perry R. Pero

HARRY W. SHORT*                        Senior Vice President
---------------                        and Controller
Harry W. Short

DUANE L. BURNHAM *                     Director
------------------
Duane L. Burnham

DOLORES E. CROSS*                      Director
-----------------
Dolores E. Cross

Signature                                 Title


ROBERT S. HAMADA*                         Director
---------------------------
Robert S. Hamada

BARRY G. HASTINGS*                        Director
---------------------------
Barry G. Hastings

ROBERT A. HELMAN*                         Director
---------------------------
Robert A. Helman

ARTHUR L. KELLY*                          Director
---------------------------
Arthur L. Kelly

FREDERICK A. KREHBIEL                     Director
---------------------------
Frederick A. Krehbiel

WILLIAM G. MITCHELL*                      Director
---------------------------
William G. Mitchell

EDWARD J. MOONEY*                         Director
---------------------------
Edward J. Mooney

HAROLD B. SMITH*                          Director
---------------------------
Harold B. Smith

William D. SMITHBURG                      Director
---------------------------
WILLIAM D. Smithburg

BIDE L. THOMAS*                           Director
---------------------------
Bide L. Thomas



     *Peter L. Rossiter, pursuant to powers of attorney duly executed by each of the above Directors and Officers of Northern Trust Corporation and filed with the Securities and Exchange Commission in Washington, D.C., hereby executes this registration statement on behalf of each of the persons named above in the capacity set forth opposite his name.


       /s/ Peter L. Rossiter                     March 23rd, 1999
 ----------------------------------
       Peter L. Rossiter
       (Attorney-in-fact)

                                    THE PLAN



     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 23rd day of March, 1999.


                                       THE NORTHERN TRUST COMPANY
                                       THRIFT-INCENTIVE PLAN

                                       By   /s/ Martin J. Joyce, Jr.
                                         ---------------------------
                                       Martin J. Joyce, Jr.
                                       Chairperson, Employee Benefit
                                       Administrative Committee,
                                       Senior Vice President,
                                       The Northern Trust Company

                                 EXHIBIT INDEX



Exhibit
Number        Description
------        -----------


4.1          Restated Certificate of Incorporation
             (Incorporated by reference to Registrant's
             Quarterly Report on Form 10-Q for
             the quarter ended March 31, 1997)

4.2.         By-laws, as amended
             (Incorporated by reference to Registrant's
             Form 8-K dated July 21, 1998)

5.           Opinion of Counsel

23.1         Consent of Counsel
             (Contained in its opinion filed as Exhibit 5)
23.2         Consent of Independent Public Accountants

24.          Powers of Attorney